U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  September 30, 2012

SWORDFISH FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-7475	41-0831186
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

142 Wembley Way
Rockwall, Texas, 75032
(Address of principal executive offices including zip code)

972-310-1830
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

 Swordfish Financial, Inc., a Minnesota corporation, formerly Nature Vision, Inc. (“the Company”) declared Swordfish Financial, Inc., a Texas corporation (“Swordfish Texas”) to be in breach of a Common Stock Shares Purchase Agreement (the “Purchase Agreement”) dated August 14, 2009, wherein the Board of Directors of Nature Vision, Inc. agreed to exchange 10,987,417 shares of newly issued shares of the Company in exchanged for a $3,500,000 promissory note from Swordfish Texas. The Purchase Agreement provided that the Purchase Price was to be payable in two installments of $1,750,000 each with the first installment being forty-five (45) days from the date of the note and the second installment being one-hundred twenty (120) days from the date of the note.

The Company and Swordfish Texas have entered into a Mutual Termination of the Common Stock Shares Purchase Agreement effective as of September 30, 2012 as set forth in exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

d.  Exhibits

10.1  Mutual Termination of Common Stock Shares Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWORDFISH FINANICAL, INC.

Date: October 2, 2012	By:	/s/Michael Alexander
Michael Alexander, Chief Executive Officer, President